UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017

VOLT INFORMATION SCIENCES, INC.

(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Avenue of the Americas, 15th Floor, New York, New York 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 704-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2017, the Board of Directors of Volt Information Sciences, Inc. (the “Company”) approved and adopted an amendment, effective as of such date, to the Amended and Restated By-laws of the Company (the “Bylaws”). The amendment revised Section 1.1 of the Bylaws to remove language providing that the annual meeting of shareholders shall be held on the third Thursday of March in each year, or as soon thereafter as practicable, and to instead provide that such meeting, which is required to be held annually under applicable law, shall be held at such place and time as may be determined by the Board of Directors of the Company. The Company currently anticipates holding its next annual meeting of shareholders in or around late May or early June, 2018.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Bylaws, a copy of which is filed as Exhibit 3.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

3.1	First Amendment to Amended and Restated By-laws of the Company, effective as of September 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volt Information Sciences, Inc.

Date: September 12, 2017	By:	/s/ Nancy Avedissian
Nancy Avedissian Senior Vice President, General Counsel and Corporate Secretary